Universal Energy Corp. Announces That Drill Rig Has Been Released To Amberjack Prospect

HOUSTON, August 9 /PRNewswire-FirstCall/ -- Universal Energy Corp. (OTC Bulletin Board: UVSE.OB - News) is pleased to announce an update on its Amberjack Prospect. In a previous release, the Company informed its stockholders that we were awaiting the release of the drilling rig scheduled to drill the Amberjack prospect by our operator. The drilling rig was being utilized at a nearby prospect by another company. The release of the rig was a few weeks delayed from what was previously anticipated based on delays at the other site. The drilling rig has now been released from the nearby location and will be in transit to the Amberjack Prospect to begin drilling of Well SL 18514 No. 1.

"It didn't happen as fast as we would have liked, but we are glad to be back on track with Amberjack. We look forward to drilling next week," commented Billy Raley, CEO of Universal Energy Corp.

About our Amberjack Prospect

The main objectives of the approximately 840-acre Amberjack prospect are the Lower Big-H, Big H and UL-4 sands that have proven undeveloped reserves of 10.1 billion cubic feet equivalent ("BCFE"). The greatest strength of the Amberjack prospect lies in the geophysical interpretation which demonstrates a 90 acre UL-5 amplitude anomaly of exceptional quality. This anomaly is the same type of high amplitude, low frequency, trough-peak geophysical event witnessed over other UL-5 reservoirs in the area. The amplitude anomaly fits the structural picture and displays the highest amplitude near the crest of the structure, two characteristics which are excellent gas indicators. Also, the seismic gather data displays an AVO anomaly in the prospective amplitude consistent with the AVO's seen in other highly productive fields in the area.

About Universal Energy Corp. - Universal Energy Corp. is an energy company engaged in the acquisition and development of crude oil and natural gas leases in the United States and Canada. We pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise. Our prospect areas consist of lands in Alberta, Canada and throughout Louisiana. Visit www.universalenergycorp.info for more details.

Safe Harbor Statement

All statements, other than statements of historical fact, included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration opportunities being fewer than currently anticipated. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

CONTACT:

Universal Energy Corp.

Billy Raley, CEO, (800) 975-2076

braley@universalenergycorp.info

Source: Universal Energy Corp.